Exhibit 21



                            Subsidiaries of the Registrant



                                                    State or Jurisdiction
          Name                                         in  Which
          Incorporated

          Amoskeag Company                             Delaware

          Amoskeag Management Company                  Delaware

          Bangor Investment Company                    Maine

          Communications Resource Associates, Inc.     Maine

          Crestfield Cotton Company                    Tennessee

          Downeast Securities Corporation              Delaware

          Duxbury Marina Corporation                   Massachusetts

          Encee, Inc.                                  Delaware

          FCC Canada, Inc.                             Delaware

          Fieldcrest Cannon Financing, Inc.            Delaware

          Fieldcrest Cannon Licensing, Inc.            Delaware

          Fieldcrest Cannon International, Inc.        Delaware

          Fieldcrest Cannon International
             Sales Corporation                         Barbados

          Fieldcrest Cannon Sure Fit, Inc.             Delaware

          Fieldcrest Cannon Transportation, Inc.       Delaware

          Karafield Wool Company                       Pennsylvania

          Moore's Falls Corporation                    Delaware

          St. Marys, Inc.                              Delaware